SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 14, 2004 (June 10, 2004)
(Date of Earliest Event Reported)

Valentis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	0-22987	(I.R.S. Employer Identification No.)

863A Mitten Road
Burlingame, California 94010
(Address of Principal Executive Offices)

(650) 697-1900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                             Other Events and Required FD Disclosure.

General

On June 10, 2004, Valentis, Inc., a Delaware corporation (the “Registrant” or the “Company”), issued and sold shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) exercisable for additional shares of Common Stock (the “Warrant Shares”) pursuant to that certain Securities Purchase Agreement, dated June 7, 2004 (the “Purchase Agreement”).  All of the securities were sold in a private placement solely to accredited investors, as defined in Rule 501 of Regulation D, pursuant to the Securities Act of 1933, as amended (the “Act”).  The Company issued a press release on June 14, 2004 attached hereto as Exhibit 99.1 regarding the transaction described in this report.  The transaction is referred to herein as the “2004 Private Placement.”

Summary of the Transaction

Set forth below is a summary of the terms of the 2004 Private Placement, which summary is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits hereto.

Common Stock.  Pursuant to the Purchase Agreement, the Company issued and sold approximately 2.2 million shares of its Common Stock and Warrants exercisable for up to approximately 670,000 additional shares of Common Stock at $5.4075 per unit, for aggregate gross cash proceeds of approximately $12 million.  The Shares, Warrants and Warrant Shares are restricted securities as that term is defined in the Act.

Registration Rights.  Pursuant to the Registration Rights Agreement, made and entered into as of June 7, 2004 (the “Rights Agreement”), the Company has agreed to file with the Securities and Exchange Commission a registration statement covering resales of the Shares issued to the Purchasers and Warrant Shares issuable upon the exercise of the Warrants.

Warrants.  The Warrant issued to each Purchaser is exercisable for up to 30% of the number of shares of Common Stock purchased by such Purchaser, at an exercise price equal to $6.98 per share.  Each Warrant has a term of five years, is fully exercisable from the date of issuance, and includes cashless net exercise provisions.

ITEM 7.                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated June 7, 2004, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.2	Form of Warrant to purchase Common Stock
4.3	Registration Rights Agreement, made and entered into as of June 7, 2004, by and among Valentis, Inc. and the Purchasers signatory thereto.
99.1	Text of Press Release, dated June 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 2004

VALENTIS, INC.

By:	/s/ Joseph A. Markey
Joseph A. Markey
Senior Director of Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated June 7, 2004, by and among Valentis, Inc. and the Purchasers signatory thereto.
4.2	Form of Warrant to purchase Common Stock
4.3	Registration Rights Agreement, made and entered into as of June 7, 2004, by and among Valentis, Inc. and the Purchasers signatory thereto.
99.1	Text of Press Release, dated June 14, 2004